Exhibit 32.1

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Chris E. Paterson, Chief Executive Officer of CareGuide, Inc. (the “Company”), and Kim M. Braxl, Vice President of Finance and Controller of the Company, each hereby certifies that, to the best of his/her knowledge:

1.

The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.

The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 14th day of August 2008.

/s/ Chris E. Paterson Chris E. Paterson Chief Executive Officer (Principal Executive Officer)	/s/ Kim M. Braxl Kim M. Braxl Vice President of Finance and Controller (Principal Financial Officer)

This certification “accompanies” the Quarterly Report to which it relates pursuant to Section 906 of the Sarbanes-Oxley Act, shall not be deemed “filed” with the Securities and Exchange Commission by the Company for purposes of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.